UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0065053
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6510 Abrams Road, Suite 300

Dallas, TX 75231

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Warrant	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193336

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Registrant is registering warrants (each a “Warrant” and collectively the Warrants”) to purchase one share of the Registrant’s common stock, par value $0.01 per share.

The Warrants have been described in the Registrant’s Prospectus Supplement dated March 27, 2014 to the Prospectus dated March 27, 2014 filed with the Securities and Exchange Commission on March 31, 2014.

Item 2. Exhibits.

4.1 Specimen Form of Warrant (incorporated by reference to the Registrant’s Prospectus (File No. 333-193336) filed with the Securities and Exchange Commission on March 31, 2014 and amended by Form 8-K dated July 31, 2014.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZION OIL & GAS, INC.

January 29, 2015	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

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